                                                                  EXECUTION COPY

================================================================================

                           SECOND AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                       AND

                         THE OTHER PARTIES NAMED HEREIN

                          ----------------------------

                             DATED: JANUARY 28, 2004

                          ----------------------------

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                      Page
                                                                                      ----

ARTICLE III RIGHT OF FIRST REFUSAL; TAG-ALONG RIGHTS; DRAG-ALONG

                                                                               2

                                    EXHIBITS

Exhibit A         Form of Transfer Agreement
Exhibit B         Form of Management Rights Letter Agreement

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this
"AGREEMENT"), dated as of January 28, 2004, is among TRW Automotive Holdings
Corp., a Delaware corporation (including any successor thereto, "PARENT"),
Automotive Investors L.L.C., a Delaware limited liability company (together with any successor thereto and any Permitted Transferee thereof that becomes a party to this Agreement pursuant to Section 2.3, "AI LLC"), and Northrop Grumman
Corporation, a Delaware corporation (together with any Permitted Transferee thereof that becomes a party to this Agreement pursuant to Section 2.3,
"NORTHROP GRUMMAN"). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1.
Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Master Purchase Agreement referred to below.

                  WHEREAS, on February 28, 2003, the parties hereto entered into that certain Stockholders Agreement (as amended and restated on January 21,
2004, the "ORIGINAL STOCKHOLDERS AGREEMENT") in connection with the Master
Purchase Agreement, dated as of November 18, 2002, between BCP Acquisition
Company L.L.C., a Delaware limited liability company ("BCP LLC"), and Northrop
Grumman, as amended by Amendment No. 1 thereto, dated as of December 20, 2002, and Amendment No. 2 thereto, dated as of February 28, 2003 (as amended, the
"MASTER PURCHASE AGREEMENT"), among BCP LLC, Northrop Grumman, TRW Inc. and TRW
Automotive Inc.;

                  WHEREAS, the parties to the Original Stockholders Agreement wish to set forth certain understandings regarding the relationship among Parent and its shareholders and to amend and restate the Original Stockholders
Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Stockholders Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "BOARD OF DIRECTORS" means the Board of Directors of Parent.

                                                                               2

                  "COMMISSION" means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" means the shares of common stock, par value
$0.01 per share, of Parent or any other capital stock of Parent into which such stock is reclassified or reconstituted and any other common stock of Parent;
provided that, for the purposes of any computation of the number of shares of
Common Stock pursuant to Articles II and III, all outstanding Common Stock
Equivalents shall be deemed converted, exercised or exchanged, as applicable, and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

                  "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "INDEPENDENT DIRECTOR" means a natural person who is not an
Affiliate of Blackstone Family Investment Partnership IV L.P., a Delaware
limited partnership, Blackstone Capital Partners IV L.P., a Delaware limited partnership, Blackstone Capital Partners IV-A L.P., a Delaware limited partnership, or Blackstone Automotive Co-Invest Capital Partners L.P., a
Delaware limited partnership.

                  "INITIAL PUBLIC OFFERING" means the initial public offering of the shares of Common Stock of Parent pursuant to an effective registration statement filed under the Securities Act.

                  "IPO EFFECTIVENESS DATE" means the date upon which Parent
closes its Initial Public Offering.

                  "PUBLIC OFFERING" means any firm commitment underwritten
public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on
Form S-4 or Form S-8 or other limited purpose form.

                  "REGISTERED SALE" means a transfer of Shares effected pursuant to an effective registration statement under the Securities Act in accordance with Section 5.1 or 5.2 hereof.

                  "REGISTRABLE SHARES" means the Shares, provided that such
Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under circumstances in which all of the applicable conditions of Rule
144 (or any similar provisions then in force) under the Securities Act are met,
(iii) such Shares shall have been otherwise transferred, new certificates not bearing restrictive legends shall have been delivered by Parent in lieu thereof and further disposition thereof shall not require registration or qualification of them under the

                                                                               3

Securities Act or any state securities or Blue Sky laws, (iv) such Shares may be sold pursuant to Rule 144(k) under the Securities Act (unless such Shares are held by a holder owning over 5% of all the then-outstanding shares of Common
Stock) or (v) such Shares shall have ceased to be outstanding.

                  "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "SHARES" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, and any other Common
Stock Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Articles II and III, except as expressly provided therein, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged, as applicable, and the shares of
Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

                  "STOCKHOLDERS" means each of AI LLC and Northrop Grumman and any Permitted Transferee thereof to whom Shares are transferred in accordance with Article II, and the term "Stockholder" shall mean any such Person. For purposes of this Agreement, TRW Automotive U.K. Inc., a Delaware corporation and an indirect, majority-owned Subsidiary of Northrop Grumman, shall be treated as a Stockholder as if it had received Shares from Northrop Grumman as a Permitted
Transferee thereof pursuant to Section 2.2 hereof.

                  1.2 Other Defined Terms. The following capitalized terms are defined in this Agreement in the Section indicated below:

          DEFINED TERM                                 SECTION
          ------------                                 -------
          Agreement                                    Preamble
          AI LLC                                       Preamble
          AI LLC Nominees                              6.1(b)
          BCP LLC                                      Recitals
          Blackstone Members                           7.5
          Contract Date                                3.1(e)
          Demand Date                                  5.1(a)
          Drag-Along Notice                            3.3(a)
          Drag-Along Rightholders                      3.3(a)
          Drag-Along Sellers                           3.3(a)
          Excess Offered Securities                    3.1(c)
          Exchange Act                                 7.6
          Executive Nominee                            6.1(b)
          First Post-IPO Request                       5.1(c)
          Initiating Stockholder                       5.1(a)
          Intermediate Holdco                          6.1(c)
          Lock-Up Period                               2.1(a)
          Master Purchase Agreement                    Recitals

                                                                               4

          Maximum Number                               5.1(c)
          Newco                                        6.1(c)
          Northrop Grumman                             Preamble
          Northrop Grumman Nominee                     6.1(b)
          Offer                                        3.1(a)
          Offered Securities                           3.1(a)
          Offering Notice                              3.1(a)
          Offeror                                      3.1(a)
          Original Stockholders Agreement              Recitals
          Parent                                       Preamble
          Permitted Transferee                         2.2
          Priority Shares                              5.1(c)
          Request                                      5.1(a)
          Rightholder(s)                               3.1(c)
          Rightholder Option Period                    3.1(c)
          Rightholder Percentage                       3.1(c)
          Selling Stockholder                          3.1(a)
          Shelf Registration                           5.1(e)
          Tag-Along Notice                             3.2(a)
          Tag-Along Price                              3.2(a)
          Tag-Along Purchaser                          3.2(a)
          Tag-Along Rightholder                        3.2(a)
          Tag-Along Securities                         3.2(a)
          transfer                                     2.1

                  1.3 Rules of Construction. Unless the context otherwise
requires, references to sections or subsections refer to sections or subsections of this Agreement.

                                   ARTICLE II

                                    TRANSFER
                                    --------

                  2.1 Limitation on Transfer. (a) Until the earlier of (i) the fifth anniversary of the date hereof and (ii) six months after the IPO
Effectiveness Date (the "LOCK-UP PERIOD"), except as required by law, no
Stockholder shall sell, contract to sell, give, assign, hypothecate, pledge
(other than a pledge made in connection with a commercial loan), encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (whether by operation of law or otherwise but not including a transaction (A) pursuant to Section 2.2 or (B)
involving the sale (including a sale by merger, consolidation or similar transaction) of all the then-outstanding shares of Common Stock or all or substantially all of the assets of Parent if such transaction is effected pursuant to the provisions of Section 3.3) any Shares (including, without limitation, the entering into of any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares) (each a "TRANSFER") or any direct right, title or interest

                                                                               5

therein or thereto without the prior written consent of the Stockholders owning at least a majority of the then-outstanding Shares (on a non-fully diluted basis). AI LLC agrees that it will not unreasonably withhold its consent to any such transfer requested by Northrop Grumman if the proposed transferee or transferees are acceptable to AI LLC in its reasonable judgment and such transfer would not adversely affect Parent and its subsidiaries or AI LLC in the reasonable judgment of AI LLC. A transfer effected with the prior written consent of the Stockholders owning at least a majority of the then-outstanding
Shares (on a non-fully diluted basis) is hereafter referred to as a "Majority
Transfer."

                  (b) After the Lock-Up Period, any Stockholder may transfer all or a portion of its Shares in accordance with and subject to the provisions of this Agreement, including, without limitation, Section 2.3 and Article III.

                  (c) Any attempt to transfer any Shares or any rights
thereunder in violation of this Section 2.1 shall be null and void ab initio.
Parent shall not record on its stock transfer books or otherwise any transfer of
Shares in violation of the terms and conditions set forth herein, including, but not limited to, Article III.

                  2.2 Permitted Transfers. Notwithstanding anything to the
contrary contained in this Agreement, but subject to Section 2.3, at any time, each of the Stockholders may transfer all or a portion of its Shares to any of its Affiliates (each such transferee, a "PERMITTED TRANSFEREE"). A Permitted
Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder, and such
Permitted Transferee will transfer its Shares back to the transferor Stockholder or such a Person prior to its ceasing to be an Affiliate of such transferor
Stockholder.

                  2.3 Transfers in Compliance with Law; Substitution of
Transferee. No transfer may be made pursuant to this Article II or Article III unless (a) except pursuant to a Registered Sale, the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A, (b) the transfer complies in all respects with the applicable provisions of this
Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act.
Upon becoming a party to this Agreement, the transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a Stockholder hereunder with respect to the Shares transferred to such transferee.

                                   ARTICLE III

                             RIGHT OF FIRST REFUSAL;
                             -----------------------
                       TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS
                       -----------------------------------

                  3.1 Right of First Refusal. (a) At any time a Stockholder
proposes to make a transfer of Shares in accordance with Article II hereof
(other than (i) a transfer to a Permitted Transferee pursuant to Section 2.2,
(ii) a Majority Transfer or (iii) a

                                                                               6

Registered Sale), and such Stockholder (a "SELLING STOCKHOLDER") has received a bona fide arm's length offer (the "OFFER") to purchase all or any portion of its
Shares (the "OFFERED SECURITIES") from any Person (the "OFFEROR") which the
Selling Stockholder wishes to accept, such Selling Stockholder shall cause the
Offer to be reduced to writing and shall notify Parent in writing of its wish to accept the Offer (the "OFFERING NOTICE").

                  (b) Offering Notice. The Offering Notice shall contain an
irrevocable offer to sell the Shares to each Stockholder (other than the Selling
Stockholder and its Affiliates) at a price equal or equivalent (as determined in the manner set forth in Section 3.1(c)(i) below) to the price contained in, and otherwise on the same terms and conditions of, the Offer and shall be accompanied by a copy of the Offer (which shall identify the Offeror). Parent shall promptly deliver a copy of the Offering Notice to each of the Stockholders
(other than the Selling Stockholder and its Affiliates).

                  (c) Rightholder Option; Exercise.

                      (i) For a period of 15 Business Days after the date upon
        which the Stockholders (other than the Selling Stockholder and its
        Affiliates) shall have received the Offering Notice (the "RIGHTHOLDER
        OPTION PERIOD"), each of the Stockholders (other than the Selling
        Stockholder and its Affiliates) (each, a "RIGHTHOLDER" and, collectively, the "RIGHTHOLDERS") shall have the right to elect to purchase Offered Securities either (A) at the same price and on the same terms and conditions as the Offer or (B) if the Offer includes any consideration other than cash, then at the sole option of the
        Rightholders, at the equivalent cash price, determined in good faith by
        Parent's Board of Directors. Each such Rightholder shall have the right to elect to purchase such number of Offered Securities that is not less than that percentage (the "RIGHTHOLDER PERCENTAGE") of the Offered
        Securities determined by dividing (1) the total number of Shares then owned by such Rightholder by (2) the total number of Shares then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall be offered the opportunity to purchase up to all of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(c), the "EXCESS
        OFFERED SECURITIES") and each such participating Rightholder shall have the right to purchase at least that percentage of the Excess Offered
        Securities determined by dividing (x) the total number of Shares then owned by such fully participating Rightholder by (y) the total number of
        Shares then owned by all fully participating Rightholders who elected to purchase Excess Offered Securities. The procedure described in the preceding sentence shall be repeated until either (x) there are no remaining Excess Offered Securities or (y) each Rightholder shall have declined or waived the initial offer of Offered Securities or an offer to subscribe for Excess Offered Securities. If the Rightholders do not
        subscribe for all of the Offered Securities pursuant to this Section
        3.1(c), then the Selling Stockholder may, subject to Section 3.2, sell all of the Offered Securities to the Offeror in accordance with Section
        3.1(e).

                                                                               7

                      (ii) The right of each Rightholder to purchase the Offered
        Securities under Section 3.1(c)(i) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the
        Rightholder Option Period, to the Selling Stockholder with a copy to
        Parent. Each such notice shall state (A) the number of Shares held by such Rightholder and (B) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c) (which shall not exceed such Rightholder's Rightholder Percentage of the Offered
        Securities for the initial offer of such Offered Securities pursuant to the first two sentences of clause (i) above). The failure of a
        Rightholder to respond within the Rightholder Option Period to the
        Selling Stockholder shall be deemed to be a waiver of such Rightholder's rights under Section 3.1(c)(i); provided that each Rightholder may waive its rights under this Section 3.1(c)(ii) prior to the expiration of the
        Rightholder Option Period by giving written notice to the Selling
        Stockholder, with a copy to Parent.

                  (d) Closing. The closing of the purchases of Offered
Securities subscribed for by the Rightholders under Section 3.1(c) shall be held at the executive office of Parent at 11:00 a.m., local time, on the 30th day after the giving of the last of the Offering Notices pursuant to Section 3.1(b)
or (c) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The
Rightholder(s) purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.
Notwithstanding the foregoing, any closing pursuant to this Section 3.1(d) may be delayed (up to 60 days) in connection with any required HSR filing or similar filing in any jurisdiction; provided that each filing Person shall be required to seek all appropriate clearances in connection therewith as soon as possible, including seeking early approval of the proposed purchase or termination of any applicable waiting period, as applicable.

                  (e) Sale to the Offeror. Unless the Rightholders elect to
purchase all of the Offered Securities under Section 3.1(c), the Selling
Stockholder may sell all of the Offered Securities to the Offeror on terms and conditions no less favorable to the Selling Stockholder than those set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within 60 days after the earlier to occur of
(i) the waiver by the Rightholders of the last of their options to purchase the
Offered Securities and (ii) the expiration of the last of the Rightholder Option
Periods (the "CONTRACT DATE"); and provided, further, that such sale shall not be consummated unless and until (A) such Offeror shall represent in writing to each Rightholder that it is aware of the rights and obligations of the
Stockholders contained in this Agreement and (B) prior to the purchase by such
Offeror of any of such Offered Securities, such Offeror shall become a party to this Agreement and shall agree to be bound by the terms and

                                                                               8

conditions hereof in accordance with Section 2.3 hereof. If such sale is not consummated within 60 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Rightholders in accordance with this
Section 3.1.

                  (f) To the extent that Rightholders elect to purchase all of the Offered Securities pursuant to their rights under this Section 3.1, such election shall override any election of any other Stockholders exercising any rights under Section 3.2 hereof with respect to the same proposed transfer of
Shares.

                  3.2 Tag-Along Rights.

                  (a) If, at any time, one or more Stockholder(s) propose to transfer any Shares to any Person (other than a Permitted Transferee of such transferring Stockholder and other than pursuant to a Registered Sale) (a
"TAG-ALONG PURCHASER") in accordance with the terms of this Agreement, then, unless such transferring Stockholder(s) are entitled to give and do give a
Drag-Along Notice pursuant to Section 3.3 hereof, such transferring
Stockholder(s) shall first provide written notice to each of the other
Stockholders (other than Affiliates of the transferring Stockholder(s)), which notice (the "TAG-ALONG NOTICE") shall state: (i) the maximum number of Shares proposed to be transferred (the "TAG-ALONG SECURITIES"); (ii) the purchase price per Share for the Tag-Along Securities (the "TAG-ALONG PRICE"); and (iii) all
material terms and conditions of such sale, including the proposed transfer date
(which date may not be less than 30 days after delivery of the Tag-Along
Notice). Each of the Stockholders (other than the transferring Stockholder(s)
and its/their respective Affiliates) that has been provided with the Tag-Along
Notice (each, a "TAG-ALONG RIGHTHOLDER") shall have the right to sell to such
Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Tag-Along Securities determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (1) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.2 and (2) the total number of Shares then owned by the transferring Stockholder(s). The transferring Stockholder(s) and the
Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.2 shall effect the sale of the Tag-Along Securities, and such Tag-Along
Rightholder(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.2(a), and the number of Tag-Along Securities to be sold to such Tag-Along Purchaser by the transferring Stockholder(s) shall be reduced accordingly.

                  (b) The transferring Stockholder(s) shall give a Tag-Along
Notice to each Tag-Along Rightholder of each proposed sale by it of Tag-Along
Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.2, at least 30 days prior to the proposed consummation of such sale, setting forth, in addition to the information described above in
Section 3.2(a), the name of such Stockholder, the name and address of the proposed Tag-Along Purchaser, the proposed form of consideration and terms and conditions of payment offered by such Tag-Along Purchaser, the

                                                                               8

percentage of Shares that such Tag-Along Rightholder may sell to such Purchaser
(determined in accordance with Section 3.2(a) and assuming that all Tag-Along
Rightholders exercise their rights pursuant to Section 3.2), and a representation that such Tag-Along Purchaser has been informed of the
"tag-along" rights provided for in this Section 3.2 and has agreed to purchase
Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.2 must be exercised by any Tag-Along Rightholder wishing to sell its Shares within 10 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the transferring
Stockholder(s) indicating such Tag-Along Rightholder's wish to irrevocably exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along
Rightholder may waive its rights under this Section 3.2 prior to the expiration of such 10 Business Day period by giving written notice to such transferring
Stockholder(s), with a copy to Parent. The failure of a Tag-Along Rightholder to respond within such 10 Business Day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 3.2. If a Tag-Along
Purchaser fails to purchase the requisite number of Shares from any Tag-Along
Rightholder that has properly exercised its tag-along rights pursuant to this
Section 3.2(b), then the transferring Stockholder(s) shall not be permitted to consummate the proposed sale of the Tag-Along Securities, and any such attempted sale shall be null and void ab initio.

                  (c) In connection with any sale pursuant to this Section 3.2, the Tag-Along Rightholder shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Stockholder(s) makes in connection with the proposed transfer
(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Stockholder(s), a
Tag-Along Rightholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself);
provided that all representations, warranties and indemnities shall be made by the transferring Stockholder(s) and such Tag-Along Rightholder severally and not jointly and that the liability of the transferring Stockholder(s) and such
Tag-Along Rightholder thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Rightholders shall receive the same type and amount of consideration (and rights) per Share for the corresponding class or series of stock (on an as-converted basis, if applicable) and the same type and amount of consideration (and rights) for each type of Common Stock Equivalent, in each case, as is paid or delivered to the transferring Stockholder(s) in the sale pursuant to Section 3.2(a).

                  3.3 Drag-Along Right.

                  (a) If at any time one or more Stockholder(s) propose to
transfer Shares representing over 50% of all then-outstanding shares of Common
Stock (on a non-fully diluted basis) to any Person, and, such Stockholder(s)
(the "DRAG-ALONG RIGHTHOLDERS") have received a bona fide, arm's length offer from an Offeror to purchase (including a purchase by merger, consolidation or similar transaction) all of the outstanding Shares or all or substantially all of the assets of Parent, the Drag-Along

                                                                              10

Rightholders may send written notice (the "DRAG-ALONG NOTICE") to Parent and the other Stockholders (such other Stockholders, collectively, the "DRAG-ALONG
SELLERS") notifying them they will be required to sell all (but not less than all) of their Shares in such sale. Upon receipt of a Drag-Along Notice, each
Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the transaction (including a sale or merger, consolidation or similar transaction) contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along Rightholders (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all action (or refrain from taking certain actions) necessary to cause the consummation of such transaction, including not exercising any appraisal rights in connection therewith. Each Drag-Along Seller further agrees to take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Drag-Along
Rightholders.

                  (b) In connection with any sale pursuant to this Section
3.3(a), the Drag-Along Seller shall make to the Offeror the same representations, warranties, covenants, indemnities and agreements as the
Drag-Along Rightholders make in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Drag-Along Rightholders, a Drag-Along
Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided that all representations, warranties and indemnities shall be made by the transferring
Drag-Along Rightholders and such Drag-Along Seller severally and not jointly and that the liability of the transferring Drag-Along Rightholders and such
Drag-Along Seller thereunder shall be borne by each of them on a pro rata basis.
The Drag-Along Seller shall receive the same type and amount of consideration
(and rights) per Share for the corresponding class or series of stock (on an as converted basis, if applicable) and the same type and amount of consideration
(and rights) for each type of Common Stock Equivalent, in each case, as is paid or delivered to the Drag-Along Rightholders in the sale pursuant to Section
3.3(a).

                                   ARTICLE IV

                            STOCK CERTIFICATE LEGEND
                            ------------------------

                  4.1 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of Parent and kept with the records of Parent. Any certificate representing Shares now held or hereafter acquired by any
Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
         SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY
         NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
         STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR
         PURSUANT TO AN

                                                                              11

         APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND
         SUCH LAWS.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER
         DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES
         REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE
         STOCKHOLDERS AGREEMENT, DATED FEBRUARY 28, 2003, AS AMENDED AND
         RESTATED ON JANUARY 21, 2004 AND JANUARY 28, 2004, AMONG TRW AUTOMOTIVE
         HOLDINGS CORP. (THE "COMPANY") AND THE STOCKHOLDERS NAMED THEREIN, A
         COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE
         COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS
         OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN
         COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

                                   ARTICLE V

                               REGISTRATION RIGHTS

                  5.1 Demand Registration Rights.

                  (a) If (x) at any time prior to the earlier of the fifth
anniversary of the date hereof or the 180th day following the consummation of the Initial Public Offering (the earlier of such dates, the "DEMAND DATE"),
Parent shall receive a written request (a "REQUEST") from one or more
Stockholder(s) holding Shares representing at least a majority of all the then-outstanding shares of Common Stock of Parent or (y) at any time after the
Demand Date, Parent shall receive a Request from one or more Stockholders holding Shares representing over 18% (or, at any time after the fourth anniversary of the date hereof, 10%) of all the then-outstanding shares of
Common Stock of Parent (excluding from such calculation, however, a number of
Shares held by such Initiating Stockholders (as defined below) equal to the number of Shares acquired by such Stockholders after the date hereof (other than pursuant to stock dividends, stock splits or similar transactions affecting all stockholders of Parent proportionately)), in either case to register Registrable
Shares owned by such Stockholder(s) totaling at least 5% of the then-outstanding shares of Common Stock, which request shall specify the intended method of disposition thereof, Parent shall promptly give notice of such request to the other Stockholders and thereupon shall (i) prepare and file a registration statement under the Securities Act covering (A) the number of the Registrable
Shares which are the subject of such request, (B) all unissued shares of Common
Stock which Parent has elected to register for itself and (C) all other
Registrable Shares which the Stockholders shall have requested Parent to register pursuant to Section 5.2 and (ii) use its commercially reasonable efforts to cause such registration statement to become effective. The managing underwriter of an offering pursuant to this subparagraph (a) shall be selected

                                                                              12

by the Stockholders initiating the Request (the "INITIATING Stockholders") and shall be reasonably acceptable to Parent.

                  (b) A registration requested pursuant to this Section 5.1
shall not be deemed to have been effected for purposes of Section 5.1(d): (i) if it has become effective and remains effective in compliance with the provisions of the Securities Act but less than 50% of all Registrable Shares listed in the
Request to be included in such registration statement have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement (other than primarily as a result of acts or omissions of the Initiating Stockholders or any authorized agent thereof); (ii) if, before the registration statement has been declared effective by the Commission, such registration statement has theretofore been filed with the Commission, and is withdrawn at the request of the Initiating Stockholder(s), and the Initiating
Stockholder(s) elect to bear their own expenses and reimburse Parent for all out-of-pocket expenses incurred by it attributable to the attempted registration of such Registrable Shares; or (iii) if, after it has become effective, the offering of the Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the
Commission or other Governmental Body (for any reason not attributable to Parent or any of its Affiliates). If a registration statement filed by Parent at the request of the Initiating Stockholder(s) pursuant to this Section 5.1 is withdrawn at the initiative of Parent, then the Initiating Stockholder(s) shall not be deemed to have exercised a right to require Parent to register
Registrable Shares pursuant to this Section 5.1.

                  (c) If a demand registration pursuant to this Section 5.1
involves an underwritten offering and the managing underwriter advises Parent in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Parent which are not Registrable
Shares) exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities
(including the price at which such securities could be offered) (the "MAXIMUM
NUMBER"), Parent will include in such registration shares of Common Stock as follows: (i) first, the number of Registrable Shares requested to be registered by the Initiating Stockholder(s) pursuant to this Section 5.1 and the number of
Registrable Shares requested to be registered by any other Stockholder(s)
pursuant to Section 5.2, provided that if such amounts exceed the Maximum
Number, such Registrable Shares shall be allocated amongst the Initiating
Stockholder(s) and such other Stockholder(s) in proportion to their respective holdings of Shares at such time (up to the maximum amount requested by each);
(ii) second, the number of shares requested to be registered by any other holders of capital stock of Parent having equivalent rights under similar agreements, pro rata in accordance with the number of shares so requested to be registered; and (iii) third, the number of shares proposed to be sold by Parent.
Notwithstanding the foregoing, AI LLC agrees for the benefit of Northrop Grumman that, unless Northrop Grumman has been given an opportunity to register all of its Priority Shares (as defined below) in connection with a prior registration initiated by Parent, in connection with AI LLC's first Request following the
Demand Date (the "FIRST POST-IPO REQUEST"), Parent will include in such registration shares of Common Stock as follows: (A) first, the number of
Registrable Shares requested to be registered by Northrop Grumman pursuant to
Section 5.2 up to that number of Shares (the "PRIORITY

                                                                              13

SHARES") that, if sold alone, would result in Northrop Grumman holding a number of Shares equal to the number of Shares held by AI LLC at such time multiplied by a fraction equal to 0.249525717 (i.e., the number of Shares held by Northrop
Grumman as of the date hereof (17,000,000) divided by the number of Shares held by AI LLC as of the date hereof (68,129,250)); provided that if Northrop Grumman has been given a prior opportunity to register at least a portion of such
Priority Shares pursuant to a prior registration initiated by Parent, such number of Shares shall be reduced by the number of Shares with respect to which such opportunity has been provided; (B) second, the number of Registrable Shares requested to be registered by AI LLC pursuant to this Section 5.1 and the number of additional Registrable Shares requested to be registered by Northrop Grumman pursuant to Section 5.2, and if such amounts, when taken together with the amount referred to in clause (A), exceed the Maximum Amount, then such requests shall be allocated in proportion to AI LLC's and Northrop Grumman's respective holdings of Shares at such time (but after giving effect to the transfer of
Priority Shares contemplated by clause (A) above) (up to the maximum amount requested by each); (C) third, the number of shares requested to be registered by other holders of capital stock of Parent having equivalent rights under similar agreements, pro rata in accordance with the number of shares so requested to be registered; and (D) fourth, the number of shares proposed to be sold by Parent. AI LLC agrees for the benefit of Northrop Grumman that, unless
(1) Northrop Grumman has been given a prior opportunity to register its Priority
Shares pursuant to a prior registration initiated by Parent or (2) otherwise agreed by AI LLC and Northrop Grumman, it will make a Request following the expiration of the applicable lock-up period under Section 5.6 following the IPO
Effectiveness Date and on or before March 31, 2005 and will provide Northrop
Grumman with an opportunity to register its Priority Shares in connection therewith.

                  (d) Subject to subparagraph (b) of this Section 5.1, the
obligation of Parent under this Section 5.1 shall be limited to six registration statements (which number shall include, for the avoidance of doubt, any Request made or deemed made in connection with the Initial Public Offering) for any
Initiating Stockholder and its Affiliates. Subject to the election of the
Initiating Stockholder to pay certain expenses pursuant to Section 5.1(b),
Parent shall pay the expenses described in Section 5.4 in connection with any registration statement filed pursuant to this Section 5.1.

                  (e) Initiating Stockholders shall be permitted to request that any registration under this Section 5.1 be made under Rule 415 under the
Securities Act (the "SHELF REGISTRATION"). Parent shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for two years or until such date on which there are no Registrable Securities covered by such registration. During the period during which the Shelf Registration is effective, Parent shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Initiating
Stockholders or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                                                                              14

                  (f) Notwithstanding the foregoing provisions of this Section
5.1, if the managing underwriter, the Commission, the Securities Act or the form on which the registration statement is to be filed with respect to a requested registration would require the conduct of an audit other than the regular audit conducted by Parent at the end of its fiscal year, the filing of the registration statement requested pursuant to this Section may be delayed until the completion of such regular audit.

                  5.2 Incidental Registration.

                  (a) If, at any time after the Demand Date, Parent, for its own account or upon the request of any Initiating Stockholder(s), determines to proceed with the preparation and filing of a registration statement under the
Securities Act in connection with the proposed registration or offer and sale of
Common Stock (other than a registration statement on Form S-4, S-8, or other limited purpose form), Parent will give written notice of such determination to the Stockholders. Upon written request of any Stockholder given within 10
Business Days after receipt of any such notice from Parent, Parent will, except as herein provided, cause all Registrable Shares held by such Stockholder which have been requested to be included in the registration to be included in such registration statement; provided, however, that nothing herein shall prevent
Parent from, at any time, abandoning or delaying any registration.

                  (b) If any Public Offering pursuant to this Section 5.2 shall be underwritten on a firm commitment basis, in whole or in part, Parent may require that the Common Stock requested for inclusion pursuant to this Section
5.2 be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If, upon the written advice of the managing underwriter of such Public Offering, the number of securities requested to be included in such registration (including securities of Parent which are not Registrable Shares) exceeds the Maximum Number, Parent will include in such registration such maximum number of shares of Common Stock as follows: (i) if such registration has been initiated by one or more
Initiating Stockholders in the manner provided in Section 5.1(c); or (ii) if such registration has been initiated by Parent, then (A) first, the shares of
Common Stock Parent proposes to sell for its own account, (B) second, if such registration occurs before the First Post-IPO Request, the number of Registrable
Shares requested to be included in such registration by Northrop Grumman up to the number of Priority Shares, and (C) third, the number of Registrable Shares requested to be included in such registration by the Stockholders (including, for the avoidance of doubt, any Shares requested to be included by Northrop
Grumman in addition to those referred to in clause (B) above) and shares requested to be included in such registration by any other holders of capital stock having equivalent rights under similar agreements, and if such amounts, when taken together with the amounts referred to in clauses (ii)(A) and (ii)(B)
above, exceed the Maximum Amount, then the requests referred to in this clause
(C) shall be allocated in proportion to all such holders' respective holdings of shares of Common Stock at such time (but after giving effect to the transfer of
Priority Shares contemplated by clause (ii)(B) above) (up to the maximum amount requested by each).

                                                                              15

                  5.3 Registration Procedures. If and whenever Parent is
required by the provisions of Section 5.1 or 5.2 to effect the registration of
Registrable Shares under the Securities Act, Parent will:

                  (a) prepare and file with the Commission a registration
statement with respect to such Registrable Shares, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, which, except in the case of a Shelf Registration, shall not exceed 180 days; provided, however, that Parent may discontinue any registration of its securities that is being effected pursuant to Section 5.2 at any time;

                  (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable
Shares, which, except in the case of a Shelf Registration, shall not exceed 180 days; provided, however, that Parent may discontinue any registration of its securities that is being effected pursuant to Section 5.2 at any time;

                  (c) furnish to the Stockholders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such
Registrable Shares;

                  (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as such participating
Stockholders may reasonably request within 20 days following the original filing of such registration statement, except that Parent shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) notify such participating Stockholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the participating Stockholders in the event that
Parent becomes aware that any prospectus required to be delivered by
Stockholders pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and, at the request of any such Stockholder, prepare, promptly file with the Commission and deliver to such Stockholder such amendments or supplements to the prospectus as may be necessary so that the prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact

                                                                              16

or fail to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (g) advise such Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the
Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal, if such stop order should be issued; and

                  (h) if such registration statement includes an underwritten public offering, enter into a customary underwriting agreement and, at the closing provided for in such underwriting agreement provide such of the following documents as are required thereunder: (i) an opinion or opinions of counsel to Parent; and (ii) a cold comfort letter or letters from the independent certified public accountants of Parent covering such matters as are customarily covered by such letters.

                  It shall be a condition precedent to the obligation of Parent to take any action pursuant to this Agreement in respect of the Registrable
Shares which are to be registered at the request of any Stockholder that such
Stockholder shall furnish to Parent such information regarding the Registrable
Shares held by such Stockholder and the intended method of disposition thereof as Parent shall reasonably request in connection with such registration.

                  Each Stockholder agrees that, upon receipt of any notice from
Parent of the happening of any event of the kind described in Section 5.3(f), such Stockholder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 5.3(f), and, if so directed by Parent, such Stockholder will deliver to Parent all copies, other than permanent file copies, then in such Stockholder's possession, of the prospectus covering such Registrable
Shares current at the time of receipt of such notice. In the event Parent shall give any such notice, the period mentioned in Section 5.3(b) shall be extended by the greater of (i) 30 days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.3(f)
to and including the date when such Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 5.3(f).

                  5.4 Expenses. With respect to a registration requested
pursuant to Section 5.1 (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the
Stockholders that elect to pay certain expenses) and with respect to each inclusion of Registrable Shares in a registration statement pursuant to Section
5.2, Parent shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel, fees and disbursements of accountants, all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and

                                                                              17

the reasonable fees and disbursements of the transferring Stockholders; provided that such Stockholders shall bear their own underwriting discounts and commissions and transfer taxes.

                  5.5 Indemnification.

                  (a) Parent will indemnify and hold harmless each Stockholder whose Registrable Shares are included in a registration statement pursuant to the provisions of Section 5.1 or 5.2, each officer, director and Affiliate of each such Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each Person, if any, who controls such Stockholder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such Stockholder, director, officer, Affiliate, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any final prospectus relating thereto or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with written information furnished by such Stockholder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each Stockholder whose Shares are included in a
registration pursuant to Section 5.1 or 5.2 will indemnify and hold harmless
Parent, any director or officer thereof, any underwriter and any controlling
Person (within the meaning of the Securities Act) of Parent or any such underwriter from and against any and all loss, damage, liability, cost or expense to which Parent or such director, officer, underwriter or controlling
Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any final prospectus relating thereto or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Stockholder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraph (a) or (b) of this Section 5.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subparagraphs (a) or (b), promptly notify the

                                                                              18

indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5.5, except to the extent the indemnifying party was prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one firm of separate counsel satisfactory to the indemnifying party to participate in the defense of such action on behalf of all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subparagraphs (a) or (b)
for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, in which case only the reasonable fees and expenses of such single firm shall be indemnifiable; (ii)
the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) The obligations of the parties under this Section 5.5
shall be in addition to any liability, which any party may otherwise have to any other party.

                  (e) The indemnification required by this Section 5.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, damage, liability, cost or expense is incurred.

                  5.6 Lock-up Agreement. If any registration of Registrable
Shares shall be in connection with an underwritten public offering, each
Stockholder agrees not to, and shall use its best efforts to cause its
Affiliates not to, effect any transfer, sale or distribution (except as a participant in such underwritten public offering or from one party (or its
Affiliate) to another party (or its Affiliate)), including any sale pursuant to
Rule 144 under the Securities Act, of any equity securities of Parent, or of any security convertible into or exchangeable or exercisable for any equity security of Parent (in each case, except as a participant in such underwritten public offering or from one party (or its Affiliate) to another party (or its
Affiliate)), during the seven days prior to, and during the 180-day period (or such shorter period as the managing underwriters may require or permit)
beginning on, the effective date of such registration, and Parent hereby also so agrees and agrees to use reasonable efforts to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity

                                                                              19

security, of Parent purchased from Parent (at any time other than in a public offering) to so agree. Parent agrees that any agreement entered into after the date of this Agreement pursuant to which Parent issues or agrees to issue any privately placed Common Stock, Common Stock Equivalent or other securities shall contain a provision under which holders of such securities agree not to effect any transfer, sale or distribution of any such securities during the period referred to in the preceding sentence, including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

                                   ARTICLE VI

                                   GOVERNANCE
                                   ----------

                  6.1 Board of Directors. Parent, AI LLC and Northrop Grumman
agree as follows:

                  (a) The Board of Directors shall initially consist of six
members, which may be increased, at the sole discretion of the Board of
Directors from time to time, to not more than nine members (subject to the requirements of Section 6.1(f)).

                  (b) AI LLC shall be entitled, but not required, to designate all nominees for election to the Board of Directors other than any Northrop
Grumman Nominee and the Executive Nominee referred to below (such nominees, together with any replacements pursuant to subparagraph (e) below, the "AI LLC
NOMINEES"), provided that the sixth or seventh such AI LLC Nominees, if any, to serve on the Board of Directors at any one time shall be Independent Directors.
Until such time as Northrop Grumman owns less than 5% of all then-outstanding shares of Common Stock, Northrop Grumman shall be entitled, but not required, to designate one nominee for election to the Board of Directors (such nominee, and including any replacements pursuant to subparagraph (e) below, the "NORTHROP
GRUMMAN NOMINEE"). In addition, the Board of Directors shall also include the
Chief Executive Officer or, if and for so long as Parent shall not have a Chief
Executive Officer, another executive officer selected by AI LLC (the "EXECUTIVE
NOMINEE"). As soon as practicable after the date hereof, each Stockholder shall vote at a meeting or by written consent all of the Shares owned by them so that the AI LLC Nominees, any Northrop Grumman Nominee and the Executive Nominee
shall be elected to the Board of Directors. Each Stockholder shall vote all of the Shares owned by them at any subsequent regular or special meeting of the stockholders of Parent at which action is to be taken with respect to the election of directors, or in any written consent in lieu of such a meeting of stockholders, in favor of the election of the AI LLC Nominees, the Northrop
Grumman Nominee and the Executive Nominee, and shall take all other actions necessary to ensure the continued election to the Board of Directors of such nominees and shall not take any actions which are inconsistent with the intent and purpose of the foregoing; provided that, with respect to any Northrop
Grumman Nominee, such undertakings shall apply only if, at such time, Northrop
Grumman owns at least 5% of all then-outstanding shares of Common Stock.

                                                                              20

                  (c) Each Stockholder shall take all actions necessary to cause each of the members of the Board of Directors so elected, acting as directors of the sole stockholder of TRW Automotive Intermediate Holdings Corp., a Delaware
corporation ("INTERMEDIATE HOLDCO"), to (i) take all action necessary such that the board of directors of Intermediate Holdco shall at all times comprise the same individuals as the Board of Directors (unless Northrop Grumman elects not to be represented on such board of directors of Intermediate Holdco) and (ii)
take all action necessary to cause the board of directors of Intermediate
Holdco, acting as directors of the sole stockholder of TRW Automotive
Acquisition Corp., a Delaware corporation ("NEWCO"), to take all action necessary such that the board of directors of Newco shall at all times comprise the same individuals as the Board of Directors (unless Northrop Grumman elects not to be represented on such board of directors of Newco). To the extent that other holding companies are interposed beneath Parent and above Newco, each
Stockholder shall take all actions necessary to effectuate the intent evidenced by the provisions of this subparagraph (c).

                  (d) Neither this Agreement nor any provisions hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any particular member of the Board of Directors any right to be retained in such capacity with Parent or any of its Affiliates.

                  (e) Each Stockholder hereby agrees to use its reasonable best efforts to call, or cause the appropriate officers and directors of Parent to call, a special meeting of stockholders of Parent and vote all of the Shares owned or held of record by it for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause)
of any AI LLC Nominee or Northrop Grumman Nominee if AI LLC or Northrop Grumman,
as the case may be, requests his or her removal for any reason. AI LLC or
Northrop Grumman, as the case may be, shall have the right to designate a new nominee if an AI LLC Nominee or a Northrop Grumman Nominee, as the case may be, shall vacate his or her directorship for any reason (including any removal from such directorship as provided above), and each of AI LLC and Northrop Grumman hereby agrees to take such actions as may be necessary to cause such vacancy to be filled by such new AI LLC Nominee or Northrop Grumman Nominee, as the case may be; provided that, with respect to any Northrop Grumman Nominee, such undertakings shall apply only if, at such time, Northrop Grumman owns at least
5% of all then-outstanding shares of Common Stock.

                  (f) In connection with an Initial Public Offering or as
otherwise required by applicable federal and state securities laws, the Board of
Directors shall be expanded to include such additional independent directors as may be required by the rules of any stock exchange on which the Shares are traded, with such independent directors to be selected by the Board of
Directors.

                  6.2 Board Action. A quorum for any meeting of the Board of
Directors shall require the presence of directors constituting at least a majority of the entire Board of Directors. Any committee of the Board of
Directors shall have a minimum number of three directors as members. Subject to applicable law or regulation

                                                                              21

or the requirements of any stock exchange on which the Shares are traded, AI LLC and Northrop Grumman shall be entitled to have representation on committees of the Board of Directors proportionate to their respective representation on the
Board of Directors; provided, however, that, until such time as Northrop Grumman owns less than 5% of all then-outstanding shares of Common Stock, Northrop
Grumman shall be entitled to have at least one representative on each such committee (except as otherwise prohibited by law or regulation or the requirements of any stock exchange on which the Shares are traded). For all matters requiring the approval of the Board of Directors, the affirmative vote of a majority of the entire Board of Directors will be required.

                                  ARTICLE VII

                                    COVENANTS
                                    ---------

                  7.1 Books and Records. Parent shall, and shall cause its
Subsidiaries to, keep proper books or records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each of its Subsidiaries in accordance with generally accepted accounting principles.

                  7.2 Periodic Reporting.

                  (a) Parent shall deliver to each Stockholder:

                      (i) as soon as available, but not later than 90 days after the end of each fiscal year of Parent, a copy of the audited consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail;

                      (ii) commencing with the fiscal period ending on March 31,
        2003, as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of Parent and its subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter; and

                  (b) Parent shall deliver to each Stockholder that, together with its Affiliates, owns at least 18% of the then-outstanding Shares of Common
Stock such other reports and information as may be reasonably requested by such
Stockholder.

                  7.3 Confidentiality. Except as required by law or other legal proceeding, each party hereto will, and will cause each of their respective
Subsidiaries, Affiliates and representatives to, maintain in confidence, any nonpublic or confidential proprietary information furnished to them by or on behalf of any other party or its representatives in connection with this
Agreement or the transactions contemplated hereby. All information provided under this Agreement shall be deemed confidential; provided, however, that information shall not be deemed confidential if (a) at the time of

                                                                              22

disclosure, such information is generally available to and known by the public
(other than as a result of a disclosure directly by the recipient or any of its representatives), (b) such information was available to the recipient on a non-confidential basis from a source that is not and was not prohibited from disclosing such information to the recipient by a contractual, legal or fiduciary obligation or (c) such information is known to the recipient prior to or independently of its relationship with the party providing such information.

                  7.4 Assumption of Liabilities. Parent hereby agrees to assume on behalf of BCP LLC (and any of its assignees, including AI LLC) and Northrop
Grumman all liabilities and obligations specifically attributable to Parent under the second and third sentences of Section 3.2(g) (purchase price adjustment), Section 7.11 (guarantees and letters of credit) and Section 10.1(b)
(general indemnity) of the Master Purchase Agreement and the liabilities and obligations specifically attributable to Parent within the provisions of Article
XI (tax indemnity) of the Master Purchase Agreement; provided, however, that, for the avoidance of doubt, nothing under this Section 7.4 shall release
Northrop Grumman from any of its other obligations under the Master Purchase
Agreement, including, without limitation, its obligations under all other provisions of Section 3.2(g), Section 10.1 and Article XI thereof.

                  7.5 Dissolution of AI LLC. In the event of a dissolution of AI
LLC, each of Parent and the Stockholders agrees (a) for the benefit of the members of AI LLC which are Affiliates of Blackstone Management Associates IV
L.L.C. (the "BLACKSTONE MEMBERS") that it will enter into agreements with the
Blackstone Members with respect to the Shares which are designed to reflect the rights and obligations of the parties under this Agreement and the Amended and
Restated Limited Liability Company Agreement, dated as of the date hereof (as the same may be amended, supplemented or modified), including, without limitation, the right of AI LLC to appoint directors of Parent and (b) that
Parent shall enter into a management rights letter agreement, in the form of
Exhibit B hereto, with each member of AI LLC which becomes a stockholder of
Parent as a result of such dissolution and which is intended to qualify as a venture capital operating company (as defined in Department of Labor Regulation
29 C.F.R. Section 2510.3-101(d)(3)(i).

                  7.6 Rule 144. If Parent is subject to the requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), Parent covenants that it will file any reports required to be filed by it under the Exchange Act, and it will take such further action as any
Stockholder may reasonably request, so as to enable such Stockholder, to the extent permitted by this Agreement, to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Stockholder,
Parent will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

                                                                              23

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 After-Acquired Securities. Except with respect to the
calculation of the 18% and 10% thresholds in Section 5.1(a) hereof, all of the provisions of this Agreement shall apply to all of the Shares and Common Stock
Equivalents now owned or which may be issued or transferred hereafter to a
Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

                  8.2 Recapitalization, Exchange, Etc. The provisions of this
Agreement shall apply, to the full extent set forth herein with respect to the
Shares and the Common Stock Equivalents, to any and all shares of capital stock of Parent, Common Stock Equivalents or other securities of Parent that may be issued in respect of, in exchange for, or in substitution of the Shares or
Common Stock Equivalents, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations and the like occurring after the date of this Agreement. If, and as often as, there are any changes in the Shares or the Common Stock
Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common
Stock Equivalents as so changed.

                  8.3 Notices. All notices, demands or other communications
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

                  (a) if to Parent or AI LLC:

                             c/o The Blackstone Group L.P.
                             345 Park Avenue, 31st Floor
                             New York, NY 10154
                             Telecopy: (212) 583-5258
                             Attention: Neil P. Simpkins

                                              -and-

                             Simpson Thacher & Bartlett LLP
                             425 Lexington Avenue
                             New York, NY 10017
                             Telecopy: (212) 455-2502
                             Attention: William R. Dougherty

                                                                              24

                  (b) if to Northrop Grumman:

                             Northrop Grumman Corporation
                             1840 Century Park East
                             Los Angeles, CA 90067
                             Telecopy: (310) 201-3282
                             Attention: James L. Sanford

                             with a required copy (which shall not constitute
                             notice) to:

                             Northrop Grumman Corporation
                             1840 Century Park East
                             Los Angeles, CA 90067
                             Telecopy: (310) 556-4558
                             Attention: General Counsel

                               -and-

                             Gibson Dunn & Crutcher LLP
                             333 South Grand Avenue
                             Los Angeles, CA 90071
                             Telecopy: (213) 229-7159
                             Attention: Andrew E. Bogen
                                        Peter F. Ziegler

                  (c) if to any Permitted Transferee, at its address as it
appears on the record books of Parent.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.3 designate another address or Person for receipts of notices hereunder.

                  8.4 Successors and Assigns; Third Party Beneficiaries. This
Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement;
provided, however, that AI LLC may assign its rights and obligations under this
Agreement to a group consisting of the members of AI LLC. Except as provided in
Section 7.5, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  8.5 Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any

                                                                              25

single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (b) Except as otherwise provided herein, any amendment,
supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by each of Parent,
AI LLC and Northrop Grumman. Any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective only if it is in writing and signed by the party waiving its right or consenting to such departure. Any such amendment, supplement, modification, waiver or consent shall be binding upon Parent and all of the Stockholders.

                  8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

                  8.7 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  8.8 Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  8.9 Severability. If any one or more of the provisions
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  8.10 Entire Agreement. This Agreement, together with the
exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                                                                              26

                  8.11 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of:

                  (a) the tenth anniversary of the date of this Agreement;

                  (b) the consummation of any sale of all or substantially all of the assets of Parent in which the proceeds (whether in cash or securities) of such sale are distributed to (or received by) the Stockholders pro rata (based on the number of Shares and Common Stock Equivalents then owned by the
Stockholders and the numbers of Shares and Common Stock Equivalents then owned by all stockholders of Parent);

                  (c) the ownership of the Common Stock by only one Stockholder who is a party to this Agreement; or

                  (d) the written agreement of each of the parties hereto.

                  8.12 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  8.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

                  8.14 Other Registration Rights.

                  (a) Parent hereby agrees that it will not grant to any Person
(other than the Stockholders) any rights to demand registration under the
Securities Act of any shares of its Common Stock, Common Stock Equivalents or other equity securities.

                  (b) If Parent at any time grants to any other holders of
Common Stock, Common Stock Equivalents or other equity securities of Parent any rights to request Parent to effect the incidental registration under the
Securities Act of any such securities on any terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, at the request of any Stockholder, be deemed amended or supplemented to the extent necessary to provide the Stockholders such more favorable rights and benefits.

                  (c) Parent agrees that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with, limits or prohibits the exercise of the rights granted to the Stockholders in this Agreement.

                  8.15 Consent to Jurisdiction; No Jury Trial. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern
District of New York, and each party waives any objection which such party may now or hereafter have to the laying of the

                                                                              27

venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN
ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST
THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS
AGREEMENT.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                            TRW AUTOMOTIVE HOLDINGS CORP.

                            By:/s/ David L. Bialosky
          -----------------------------------------
                               Name:  David L. Bialosky
                               Title: Vice President and General Counsel

                            AUTOMOTIVE INVESTORS L.L.C.

                            By:/s/ Neil P. Simpkins
          -----------------------------------------
                               Name:  Neil P. Simpkins
                               Title: Authorized Signatory

                            NORTHROP GRUMMAN CORPORATION

                            By:/s/ James L. Sanford
          ------------------------------------------
                               Name:  James L. Sanford
                               Title: Corporate Vice President and Treasurer

                                                                       EXHIBIT A
                                                                       ---------

                          ACKNOWLEDGMENT AND AGREEMENT

                  The undersigned wishes to receive from [___________]
("Transferor") [certain shares or certain options, warrants or other rights to purchase] [___________] shares, par value $0.01 per share, of Common Stock (the
"Shares") of TRW Automotive Holdings Corp., a Delaware corporation ("Parent").

                  The Shares are subject to the Stockholders Agreement, dated
February 28, 2003, as amended and restated on January 21, 2004 and January 28,
2004 (the "Agreement"), among Parent and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

                  Pursuant to the terms of the Agreement, the transferor is
prohibited from transferring such Shares and Parent is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

                  The undersigned wishes to receive such Shares and have Parent register the transfer of such Shares.

                  In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the transferor to transfer such Shares to the undersigned and Parent to register such transfer, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the
Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a "Stockholder".

                      This ________ day of ________, 200_.

                                                                       EXHIBIT B
                                                                       ---------
                                     FORM OF
                       MANAGEMENT RIGHTS LETTER AGREEMENT

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                          ____________ __, 200_(1)

[List each VCOC investor in AI LLC which becomes a shareholder in TRW Automotive
Holdings Corp. upon the dissolution of AI LLC]

Attention:

Dear Sir/Madam:

                  Reference is made to the Stockholders Agreement by and among
TRW Automotive Holdings Corp. (the "Parent") and the other parties named therein dated as of February 28, 2003, as amended and restated on January 21, 2004 and
January 28, 2004 (the "Stockholders Agreement"). Capitalized terms used herein without definition have the meanings specified in the Stockholders Agreement.

                  The Parent hereby agrees that until, with respect to any of the addressees of this letter (each, a "VCOC Investor"), such time as such VCOC
Investor (together with its affiliates) ceases to own a number of Shares equal to or in excess of 50% of the number of Shares for which such VCOC Investor's initial membership interest in AI LLC as of February 28, 2003 would have been converted or exchanged upon the dissolution of AI LLC (or the securities into which such Shares may have been converted or for which they may have been exchanged) (as equitably adjusted to reflect any stock splits, reverse stock splits or other corporate reorganizations), without limitation or prejudice of any the rights provided to the VCOC Investors under the Stockholders Agreement, the Parent shall:

o Provide each VCOC Investor or its designated representative with:

                  (i) the right to visit and inspect any of the offices and
         properties of the Parent and its subsidiaries and inspect and copy the books and records of the Parent and its subsidiaries, at such times as the VCOC Investor shall reasonably request;

                  (ii) as soon as available and in any event within 45 days
         after the end of each of the first three quarters of each fiscal year of the Parent, consolidated balance sheets of the Parent and its subsidiaries as of the end of such period, and consolidated statements of

--------------------
(1)      To be dated the date of the dissolution of Automotive Investors L.L.C.

         income and cash flows of the Parent and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

                  (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Parent and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

                  (iv) to the extent the Parent is required by law or pursuant to the terms of any outstanding indebtedness of the Parent to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act
         of 1934, actually prepared by the Parent as soon as available.

o        Make appropriate officers and/or directors of the Parent available periodically and at such times as reasonably requested by the VCOC
         Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Parent and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

o        Inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Parent, and to provide the VCOC Investor or its designated representative with the right to consult with the Parent with respect to such actions; and

o        Provide the VCOC Investor or its designated representative with such other rights of consultation, if any, as may reasonably be mutually agreed by the VCOC Investor and the Parent as a result of change in law or issuance of additional interpretive guidance by the Department of
         Labor after the date hereof to be necessary to qualify its investment in the Parent as a "venture capital investment" for purposes of the
         United States Department of Labor Regulation published at 29 C.F.R.
         Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

                  The Parent agrees to consider, in good faith, the
recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Parent.

                  In the event the VCOC Investor transfers all or any portion of their investment in the Parent to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Parent afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

                  This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                            TRW AUTOMOTIVE HOLDINGS CORP.

                                            By:________________________________
                                               Name:
                                               Title:

Agreed and acknowledged as of the
date first above written:

[VCOC FUND]

         By:____________________________

         Name:
         Title:

[VCOC FUND]

         By:____________________________

         Name:
         Title:

[VCOC FUND]

         By:____________________________

         Name:
         Title: